Exhibit 23(a)

                         Consent of Independent Auditors

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm in "Selected Financial Data" and "Experts" and to the use of our report dated March 14, 1997, except for Notes 11 and 13 as to which the date is December __, 1997, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-69787) and related Prospectus of Sandbox Entertainment Corporation for the registration of 690,000 shares of its Series B Convertible Preferred Stock.

                                             Ernst & Young LLP


Phoenix, Arizona
December __, 1997


--------------------------------------------------------------------------------

The foregoing Consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 13 to the Financial Statements.

                                             /s/ Ernst & Young LLP

Phoenix, Arizona
December 12, 1997